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                                                                    EXHIBIT 10.F



                              RESIGNATION AGREEMENT

        This Resignation Agreement is made between eSat, Inc. (the "Company") and David B. Coulter ("Coulter") on March 22, 1999.

        1. Coulter hereby resigns as a director and as an officer of the Company.

        2. Coulter shall serve as a consultant to the Company for 36 months. The consulting agreement may be terminated only for cause, and if terminated earlier, Coulter shall be entitled to be paid for the entire term. Coulter shall be paid at the rate of $10,000 per month. If the Company is sold prior to the expiration of the 36 months, then Coulter shall be paid the difference between $360,000 and the cumulative amount of the consulting fees paid to Coulter. The Company shall be deemed sold if there is a tender offer that results in the acquisition of 51% of the outstanding stock or more, or the acquisition of the majority of the assets of the Company. As a consultant, Coulter shall be under the direction of the board of directors and shall only do that which the board of directors has authorized.

        3. Coulter shall retain 3,000,000 shares of common stock. The shares shall be nonvoting and Coulter shall not be entitled to vote the shares on any matter. After the expiration of one year, if Coulter sells the shares (and the shares may be sold only in accordance with applicable law), then the purchaser shall have the right to vote the shares. All other shares above 3,000,000 shall be canceled. Coulter warrants that he has not sold any amount of shares to any other person.

        4. Coulter shall retain warrants to purchase 1,500,000 at $3.00 per share. The terms of the warrant shall be similar to the warrants previously issued to Coulter.

        5. Coulter shall be paid $150,000, in five equal monthly installments of $30,000, the first payment to be made upon the execution of this agreement.

        6. Coulter shall be entitled to the use of an office at the Company's headquarters for a period up to 12 months. Coulter shall be entitled to a business card with the designation of "Founder".

        7. Coulter and the Company shall prepare and execute a formal general mutual release.


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        8.  The board of directors acknowledges that Coulter sold warrants for
            $500,000.

        The parties acknowledge their agreement by affixing their signatures below.


        /s/ David B. Coulter
        -----------------------------------
        David B. Coulter


        eSat, Inc.


        By /s/ Chet Noblett
           --------------------------------
               Chet Noblett


        By /s/ Sal Piraino
           --------------------------------
               Sal Piraino


        By /s/ Gary Pan
           --------------------------------
               Gary Pan


        By /s/ William Sarpalius
           --------------------------------
               William Sarpalius